UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 12, 2020

OneWater Marine Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39213	83-4330138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Lanier Islands Parkway Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (678) 541-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ONEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2020, the Board of Directors (the “Board”) of OneWater Marine Inc., a Delaware corporation (the “Company”), expanded the size of the Board from seven to nine members.

Appointment of Bari Harlam

On May 12, 2020, the Board appointed Bari Harlam to the Board as a Class II Director, with a term expiring at the 2022 annual meeting of stockholders or until her successor is elected and qualified, or, if earlier, until her death, disability, resignation, disqualification, or removal from the Board. Based on information provided by Ms. Harlam concerning her background, employment, and affiliations, the Board determined that Ms. Harlam meets the independence requirements under the rules of the Nasdaq Stock Market (the “Nasdaq”), including the additional independence requirements of the Nasdaq and Securities and Exchange Commission (the “SEC”) applicable to members of compensation committees, and that there are no transactions between the Company and Ms. Harlam that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Harlam and any director or executive officer of the Company, and there are no arrangements or understandings between Ms. Harlam and any other persons pursuant to which she was appointed as a director of the Company. Ms. Harlam has been appointed as a member of the Compensation Committee.

Ms. Harlam will receive the standard non-employee director compensation for her service as a director, which compensation currently consists of an annual retainer of $75,000 in cash each year and an annual restricted stock unit grant valued, on the date of grant, at $75,000, which will vest one year following the date of grant. For the current fiscal year, Ms. Harlam received an award of 2,227 restricted stock units with a value equal to approximately $28,000, which amount represents the prorated value of a $75,000 annual director award reduced to reflect the service period from the date of her appointment to the Board through September 30, 2020, and which will vest on February 7, 2021. In addition, as a non-employee independent director, Ms. Harlam will be required, within five years of joining the Board, to hold shares of the Company’s common stock with a value of $225,000 (or three times the value of the base annual retainer paid to non-employee independent directors).

In connection with her appointment, the Company and Ms. Harlam will enter into the Company’s standard form of indemnification agreement, which requires the Company, among other things, to indemnify Ms. Harlam against liabilities that may arise by reason of her status or service, and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified.

For a full description of the compensation program for the Company’s non-employee directors and the Company’s indemnification agreements, please see the Company’s Registration Statement on Form S-1 filed with the SEC in connection with the Company’s initial public offering (the “IPO Registration Statement”).

Ms. Bari A. Harlam, age 58, is a business leader, marketer, educator and author. Since April 2018, Ms. Harlam has served as EVP, Chief Marketing Officer North America at Hudson’s Bay Company (TSX: HBC). She has also served on the Board of Directors of Eastern Bank Corporation since February 2014 and of Mohawk Group Holdings, Inc. (NASDAQ: MWK) since February 2020. Prior to her time at Hudson’s Bay Company, she was EVP, Membership, Marketing & Analytics at BJ’s Wholesale Club (NYSE: BJ) from July 2012 to December 2016. Before joining BJ’s Wholesale Club, she served as Chief Marketing Officer at Swipely, now called Upserve, from August 2011 to July 2012 and prior to that, she served as SVP, Marketing at CVS Health (NYSE: CVS) from 2000 to August 2011. Early in her career, she was a Professor at Columbia University from July 1989 to July 1992 and The University of Rhode Island from July 1992 to July 2000. In addition, she was an Adjunct Professor at The Wharton School at The University of Pennsylvania from January 2015 to May 2018. She received a Bachelor of Science in Marketing and Decision Sciences, a Master of Science in Econometrics and a Ph.D. in Marketing from The University of Pennsylvania, The Wharton School.

The Board believes that Ms. Harlam’s extensive business and marketing experience as well as her prior board experience qualify her to serve as a director.

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Appointment of Anthony Aisquith

The Board also appointed Anthony Aisquith, the Company’s President and Chief Operating Officer, to the Board as a Class III member, with a term expiring at the 2023 annual meeting of stockholders or until his successor is elected and qualified, or, if earlier, until his death, disability, resignation, disqualification, or removal from the Board. As an employee of the Company, Mr. Aisquith is not eligible to serve as an independent director under the Nasdaq rules. Certain affiliate transactions between the Company and Mr. Aisquith which require disclosure under Item 404(a) of Regulation S-K are described under “Certain Relationships and Related Party Transactions” in the IPO Registration Statement. There are no family relationships between Mr. Aisquith and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Aisquith and any other persons pursuant to which he was appointed as a director of the Company.

For a full description of Mr. Aisquith’s compensation arrangements, including his employment agreement, and the Company’s indemnification agreements, please see the IPO Registration Statement.

Anthony Aisquith, age 52, has served as the Company’s President and Chief Operating Officer since April 2019 and as the President and Chief Operating Officer of One Water Marine Holdings, LLC (“OneWater LLC”) (including its predecessor entity, Singleton Assets & Operations, LLC, d/b/a Singleton Marine) since 2008. Mr. Aisquith served on the Board of Managers of OneWater LLC from 2014 until February 2020. Mr. Aisquith has 24 years of experience in the boating industry, and has been critical to the Company’s expansion from 9 to 63 retail locations since he joined the company in 2008. Prior to joining OneWater LLC, he held several senior management positions at MarineMax (NYSE: HZO). Specifically, from 2003 to 2008, he served as Vice President, and from 2000 to 2008, he served as a Regional President, overseeing MarineMax’s operations in Georgia, North and South Carolina, Texas and California. Prior to serving as Regional President, Mr. Aisquith held a variety of management and sales positions at MarineMax. Before joining MarineMax in June of 1985, Mr. Aisquith worked for ten years in the automotive retail industry.

The Board believes Mr. Aisquith’s extensive industry experience and his familiarity with the Company qualify him to serve as a director.

Item 7.01	Regulation FD Disclosure.

On May 14, 2020, the Company issued a press release announcing the appointment of Ms. Harlam and Mr. Aisquith to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01, including the press release incorporated into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by OneWater Marine Inc., dated May 14, 2020.*

* Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

	By:	/s/ Jack Ezzell
	Name:	Jack Ezzell
	Title:	Chief Financial Officer
Dated: May 14, 2020

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